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                                                                    Exhibit 99.6

TIME WARNER SAVINGS PLAN
TIME WARNER THRIFT PLAN
TWC SAVINGS PLAN

                  SUBMIT YOUR CONFIDENTIAL VOTING INSTRUCTIONS
                         BY TELEPHONE, INTERNET OR MAIL


You may send your voting instructions to the Trustee over the telephone, on the Internet or by mail, as follows:

 . By telephone: dial 800-597-7657 from a touch tone phone in the United States, Canada or Puerto Rico, 24 hours a day, 7 days a week. There is NO CHARGE to you for this call. You will be asked to enter a control number, which is located on the reverse side above the perforation. Follow the prompts.

 . By Internet: visit the website at www.401kproxy.com and follow the instructions. You will be asked to enter a control number, which is located on the reverse side above the perforation.

 .  By mail: complete and return the instruction card set out below.

You must provide instructions to the Trustee by [      ], 2000 for your
instructions to be tabulated. You may issue instructions by telephone or the Internet until 12:00 Midnight (eastern time) on that day. If you are sending instructions by mail, the Trustee must receive your executed instruction card by
[        ], 2000.  If you submit your instructions by telephone or the Internet, there is no need to mail back your instruction card. If you do not provide instructions to the Trustee, the Trustee will vote your interests as required by the terms of the Plans and described below.

           please fold and detach card at perforation before mailing
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                                                CONFIDENTIAL VOTING INSTRUCTIONS


Instructions solicited by Fidelity Management Trust Company on behalf of the Board of Directors for the Time Warner Inc. Special Meeting on
[       ], 2000.

Under the provisions of the Trust relating to these Plans, Fidelity Management Trust Company ("Fidelity"), as Trustee, is required to request your confidential instructions as to how your proportionate interest in the shares of Time Warner Common Stock held in the Time Warner Common Stock fund under those Plans (an "interest") is to be voted at the Special Meeting of Stockholders scheduled to
be held on [     ], 2000.  Your instructions to Fidelity will not be divulged or revealed to anyone at
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Time Warner Inc. If Fidelity does not receive your instructions on or prior to the deadlines stated above, your interest, if any, attributable to (a) accounts transferred from the Time Incorporated Payroll-Based Employee Stock Ownership Plan ("PAYSOP") and the WCI Employee Stock Ownership Plan ("WCI ESOP") will not be voted and (b) the remainder of your Plan accounts, if any, will be voted at the Special Meeting in the same proportion as other participants' interests in each such respective Plan for which Fidelity has received voting instructions (excluding PAYSOP and WCI ESOP accounts).

                                   This instruction card must be
                                   signed exactly as name appears
                                   hereon.


                                   _____________________________

                                   _____________________________
                                   Signature(s)          Date

                                    (CONTINUED ON REVERSE SIDE)
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               SUBMIT YOUR INSTRUCTIONS BY TELEPHONE OR INTERNET
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                          QUICK**** EASY**** IMMEDIATE
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INTERNET VOTING: www.401kproxy.com
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TOUCH TONE TELEPHONE VOTING: 800-597-7657
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The undersigned hereby instructs Fidelity, as Trustee, to vote as follows by proxy at the Special Meeting of Stockholders of Time Warner Inc. to be held on
[   ], 2000 and at any adjournment thereof, the undersigned's proportionate interest in the shares of Time Warner Common Stock held in the Time Warner Common Stock fund under each of the Plans.

1.  Approval of the Second Amended and Restated Agreement and Plan of Merger.

                         FOR      AGAINST     ABSTAIN

2. To grant discretionary voting authority to management persons regarding such other matters as may properly come before the meeting.

Please check this box if you plan to attend the meeting.

PLEASE SIGN AND DATE ON REVERSE SIDE AND RETURN PROMPTLY TO THE TRUSTEE OR
                                     -------------------------------------
SUBMIT YOUR INSTRUCTIONS BY TELEPHONE OR THE INTERNET
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